LEASE TERMINATION AGREEMENT
THIS LEASE TERMINATION AGREEMENT (this "Agreement") is made and entered into effective as of May 15, 2019 (the "Effective Date"), by and between GOOGLE LLC, a Delaware limited liability company ("Landlord"), and HARMONIC INC., a Delaware corporation ("Tenant").
R E C I T A L S :
A.    Landlord and Tenant are parties to that certain Lease (as defined below), pursuant to which Landlord is currently leasing to Tenant, and Tenant is currently leasing from Landlord, certain space (the "Premises") containing approximately 188,332 rentable square feet, comprising the entire building addressed as 4300 North First Street, San Jose, California (the "Building"). As used herein, "Lease" shall mean and refer, collectively, to the following document(s):

i.
Lease dated as of December 15, 2009 (the "Original Lease"), between CRP North First Street, L.L.C., a Delaware limited liability company ("CRP") (as predecessor-in-interest to Landlord), and Tenant; and

ii.	Commencement Date Memorandum entered into as of September 9, 2010 (the "Commencement Date Memorandum"), between CRP and Tenant.
B.    Landlord and Tenant now desire to enter into this Agreement in order to terminate the Lease and to release one another from their respective obligations thereunder, except as otherwise provided herein.
A G R E E M E N T :
NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the mutual covenants hereinafter contained, and for other good and valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.Capitalized Terms. All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this Agreement.
2.Termination of the Lease. Landlord and Tenant hereby agree that the Lease shall terminate and be of no further force or effect as of the earlier to occur of (i) the Surrender Date (as defined below), or (ii) April 30, 2020 (the "Termination Date"). Effective as of the Effective Date, all rights of Tenant to extend the Lease Term (including, without limitation, pursuant to and in accordance with Section 29 of the Original Lease), or rights of first offer or refusal to lease any other space in the Building or Project (including, without limitation, pursuant to and in accordance with Section 32 of the Original Lease) or rights of first offer to purchase the Real Property or the Project (including, without limitation, pursuant to and in accordance with Section 33 of the Original Lease), are hereby terminated and are of no further force or effect.
3.Surrender of Premises. Tenant hereby agrees to vacate the Premises and surrender and deliver exclusive possession of the Premises to Landlord at any time during the period commencing on July 31, 2019 and ending on the Termination Date in accordance with the applicable surrender provisions of the Lease; provided, however, that, notwithstanding anything to the contrary set forth in the Lease (including, without limitation, Section 21 of the Original Lease), Tenant shall not be required to remove (A) any alterations, additions or improvements previously made to the Premises prior to the Effective Date, (B) the Lines, or (C) the Generator (the date on which Tenant so surrenders and delivers exclusive possession of the Premises to Landlord in accordance with this Agreement is referred to as the "Surrender Date"). Without limiting the generality of the foregoing, on or before the Surrender Date, Tenant shall, at Tenant's sole cost and expense, remove or cause to be removed from the Premises any and all furniture, trade fixtures and equipment, free-standing cabinet work, and, subject to the foregoing sentence, all other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, and deliver the Premises to Landlord in a broom-clean condition. Tenant shall immediately repair at its own expense all damage to the Premises and the Building resulting from any such removal. If Tenant fails to complete such removal and/or repair all damage to the Premises and the Building caused by such removal, Landlord may (but shall not be obligated to) do so, and may charge the reasonable and actual costs incurred by Landlord in connection therewith to Tenant, which costs shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of invoice therefor from Landlord.
4.Consideration to Landlord; Return of Security Deposit.
(a)    Consideration to Landlord. In consideration for Landlord's execution of this Agreement, and as conditions to the effectiveness of this Agreement: (i) Tenant shall deliver to Landlord upon the Surrender Date the sum of One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00), in currency which, at the time of payment, is legal tender for private and public debts in the United States of America, or at Landlord's election, by wire or ACH transfer pursuant to wiring instructions which shall be provided by Landlord to Tenant, or as otherwise specified by Landlord, which amount represents the obligations owed by Tenant to Landlord under the Lease (the "Termination Fee"), and (ii) Tenant shall, at Tenant's sole cost and expense, transfer to Landlord upon the Surrender Date any and all permits (collectively, the "Permits") required by Landlord, including, without limitation the Bay Area Air Quality Management District permit (the "BAAQMD Permit") and any permits relative to the Generator (collectively, the "Generator Permit"). If and to the extent any of the Permits required to be transferred to Landlord pursuant to the preceding sentence have, as of the Effective Date, lapsed, then Tenant shall, at its sole cost and expense, cause such Permits to be current and in effect prior to the transfers thereof to Landlord as required by this Agreement; provided, however, that, if Tenant fails to so cause such Permits to be current and in effect, then Landlord may (but shall not be obligated to) do so, and may charge the costs incurred by Landlord in connection therewith to Tenant, plus a fee equal to ten percent (10%) of the total of such costs as compensation to Landlord for administrative review and related functions performed by Landlord or its agents in connection with causing such Permits to be current and in effect (collectively, the "Permit Costs"), which Permit Costs shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of invoice therefor from Landlord.
(b)    Return of Security Deposit. Landlord and Tenant hereby acknowledge that, in accordance with the applicable security deposit provisions of the Lease, Tenant has previously delivered to Landlord the total sum of Three Hundred Thirteen Thousand Five Hundred and No/100 Dollars ($313,500.00) (the "Security Deposit") as the security deposit for the faithful performance by Tenant of the terms, covenants and conditions of the Lease. Pursuant to such applicable security deposit provisions of the Lease, any remaining, unapplied portion of the Security Deposit then held by Landlord shall be returned by Landlord to Tenant within thirty (30) days following the Termination Date so long as Tenant is not in default under the Lease or this Agreement.
5.Release of Liability. Except for the obligations, duties and rights of the parties as set forth in this Agreement (including, without limitation, (A) Tenant's obligation to deliver the Termination Fee (and, if applicable, the Permit Costs) to Landlord, and (B) Tenant's obligation to transfer the Permits to Landlord, in each case pursuant to Section 4(a) above), Tenant's representations and warranties as set forth in this Agreement below and Tenant's continuing liability as set forth in this Agreement below, and conditioned on the performance by the parties of the provisions of this Agreement:

i.
Landlord and Tenant shall, as of the Termination Date, be fully and unconditionally released and discharged from their respective obligations arising after the Termination Date from or connected with the provisions of the Lease, specifically including, without limitation, any right Tenant may have to audit or review Landlord's books or records or to contest any operating expenses and other expenses billed to Tenant as additional rent under the Lease; and

ii.
this Agreement shall fully and finally settle all demands, charges, claims, accounts or causes of action of any nature, including, without limitation, both known and unknown claims and causes of action that may arise out of or in connection with the obligations of the parties under the Lease after the Termination Date.

With respect to the releases set forth hereinabove, each of the parties hereby acknowledge that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY."
EACH OF THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ALL RIGHTS IT MAY HAVE THEREUNDER, AS WELL AS ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT PERTAINING TO THE RELEASES SET FORTH HEREIN. EACH PARTY ACKNOWLEDGES THAT IT HAS RECEIVED THE ADVICE OF LEGAL COUNSEL WITH RESPECT TO THE AFOREMENTIONED WAIVER AND UNDERSTANDS THE TERMS THEREOF.
6.Representations of Tenant. Tenant represents and warrants to Landlord that: (i) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (ii) no other person, firm or entity has any right, title or interest in the Lease; (iii) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (iv) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the Effective Date there are no, and as of the Termination Date there shall not be any, mechanics' liens and/or other liens encumbering all or any portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors and/or assigns. Notwithstanding the termination of the Lease and the release of liability as provided for herein, the representations and warranties set forth in this Section shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.
7.Continuing Liability. Notwithstanding the termination of the Lease and the release of liability provided for herein, Tenant shall remain liable for: (i) the performance of all of its obligations under the Lease, with respect to the period of its tenancy prior to and including the Termination Date (including, without limitation, Tenant's payment of reconciliation of Operating Expense, Real Property Taxes and any other expenses to Landlord); and (ii) all of Tenant's indemnification and other obligations which expressly survive the termination of the Lease, and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. In the event that Tenant retains possession of the Premises or any part thereof after the Termination Date, then the applicable holdover provisions of the Lease shall apply (except that, notwithstanding anything to the contrary contained in the Lease (including, without limitation Section 22 of the Original Lease), such holdover tenancy shall be from month-to-month only, and shall not constitute a renewal of the Lease Term or an extension for any further term, and in such case Basic Monthly Rent shall be payable at a monthly rate equal to three hundred percent (300%) of the Basic Monthly Rent applicable during the last rental period of the Lease Term under the Lease).
8.Attorneys' Fees. Notwithstanding anything to the contrary contained in the Lease, in any action or proceeding arising out of this Agreement, each party shall bear its own attorneys' fees.
9.Disposition of Personal Property. Any furniture, trade fixtures, equipment or other personal property that remains in or about the Premises after the Termination Date shall be deemed abandoned by Tenant ("Abandoned Personal Property"), and may be retained, stored, transferred, sold, or disposed of by Landlord, at its sole discretion, with no duty to account to Tenant or to any third party therefor. Landlord may charge all costs incurred by Landlord in connection with such storage, transfer or disposal of such Abandoned Personal Property to Tenant and recover all or a portion of such costs from the remaining, unapplied balance of the security deposit then held by Landlord under the Lease. Tenant hereby waives any and all rights Tenant may have to notice under California Civil Code Sections 1993 et seq. with respect to such Abandoned Personal Property.
10.Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.
11.Confidentiality. Tenant acknowledges that Landlord is only willing to enter into this Agreement on the terms and conditions set forth herein (including, without limitation, the economic terms), subject to Tenant agreeing to keep the content of this Agreement and any related documents strictly confidential, except that Tenant shall be allowed to disclose the content of this Agreement and any related documents solely to the extent required by applicable laws and/or court order. and to its financial and legal consultants. Tenant's obligations under this Section 11 shall survive the Termination Date and Tenant shall be liable to Landlord for any violation or any breach thereof.
12.Counterparts. This Agreement may be executed in any number of counterparts, which may be delivered electronically, via facsimile or by other means. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals. Each counterpart of this Agreement shall be deemed to be an original, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall be deemed to constitute one and the same instrument.
13.Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, Landlord and Tenant and their respective legal representatives, related entities, successors and/or assigns.
14.Time of the Essence. Time is of the essence for this Agreement and the provisions contained herein.
15.Further Assurances. Landlord and Tenant each hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.
16.Voluntary Agreement. Each of the parties have read this Agreement and the mutual releases contained herein, and on the advice of legal counsel each party has freely and voluntarily entered into this Agreement.
17.Landlord's Address for Notices. Effective as of the Effective Date, all notices, consents, demands and other communications delivered by Tenant to Landlord pursuant to and in accordance with the Lease must be addressed to the following addresses:

Originals sent to:

Google LLC
1600 Amphitheatre Parkway
Mountain View, California  94043
Attention: Lease Administration

and

Google LLC
1600 Amphitheatre Parkway
Mountain View, California  94043
Attention: Legal Department / RE Matters
18.California Statutory CASp Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises has not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, the Building and/or the Project to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the date which is ten (10) days following the Effective Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, the Building, or the Project in any way, (4) in accordance with all of the provisions of the Lease applicable to Tenant contracts for construction, and (5) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports and/or certificates prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Landlord shall be an express third party beneficiary of Tenant's contract with the CASp, and any CASp Reports shall be addressed to both Landlord and Tenant; (D) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) business days after Tenant's receipt thereof; (E) any information generated by the CASp inspection and/or contained in the CASp Reports shall not be disclosed by Tenant to anyone other than (I) contractors, subcontractors and/or consultants of Tenant, in each instance who have a need to know such information and who agree in writing not to further disclose such information, or (II) any governmental entity, agency or other person, in each instance to whom disclosure is required by law or by regulatory or judicial process; (F) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards, including, without limitation, any violations disclosed by such CASp inspection; and (G) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and/or the Project located outside the Premises that are Landlord's obligation to repair as set forth in the Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.
19.Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement, except for JLL, representing Tenant (the "Tenant's Broker"), and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Agreement. Tenant shall be solely responsible for paying any commission or other consideration payable to the Tenant's Broker in connection with this Agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any breach of the foregoing representation, warranty and covenant by the indemnifying party in connection with this Agreement.
20.Authority. If Tenant is a corporation, trust, limited liability company or partnership, each individual executing this Agreement on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Agreement and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after Landlord's written request, deliver to Landlord satisfactory evidence of such authority, and, upon demand by Landlord, Tenant shall also deliver to Landlord satisfactory evidence of (i) good standing in Tenant's state of formation and (ii) qualification to do business in California.
21.Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Agreement and this Agreement supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto, relating in any manner to the termination of the Lease and the release of liability, as provided herein, and none thereof shall be used to interpret or construe this Agreement. This Agreement contains all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the termination of the Lease and the release of liability, as provided herein, and this Agreement shall be considered to be the only agreement between the parties hereto and their representatives and agents relating in any manner to the termination of the Lease and the release of liability. None of the terms, covenants, conditions or provisions of this Agreement can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based entirely upon the representations and agreements contained in this Agreement.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

"LANDLORD": GOOGLE LLC, a Delaware limited liability company By: Name: Title:	"TENANT": HARMONIC INC., a Delaware corporation By: Name: Title: By: Name: Title:
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